Exhibit 8.1

AZURE POWER GLOBAL LIMITED (Mauritius)

Azure Power India Private Limited (India)

1. AZURE POWER (PUNJAB) PVT LTD (India)
2. Azure Power (Haryana) Pvt Ltd (India)
3. Azure Power (Rajasthan) Pvt Ltd (India)
4. Azure Solar Pvt Ltd (India)
5. Azure Sun Energy Pvt Ltd (India)
6. Azure Urja Pvt Ltd (India)
7. Azure Surya Pvt Ltd (India)
8. Azure Power (Karnataka) Pvt Ltd (India)
9. Azure Clean Energy Pvt Ltd (India)
10. Azure Green Tech Pvt Ltd (India)
11. Azure Sunshine Pvt Ltd (India)
12. Azure Solar Solutions Pvt Ltd (India)
13. Azure Power Mars Pvt Ltd (India)
14. Azure Power Makemake Pvt Ltd (India)
15. Azure Power Eris Pvt Ltd (India)
16. Azure Power Infrastructure Pvt Ltd (India)
17. Azure Power Pluto Pvt Ltd (India)
18. Azure Renewable Energy Pvt Lt d (India)

19. Azure Photovoltaic Pvt Ltd (India)
20. Azure Power (Raj.) Pvt Ltd (India)
21. Azure Sunrise Pvt Ltd (India)
22. Azure Sunlight Pvt Ltd (India)
23. Azure Power Jupiter Pvt Ltd (India)
24. Azure Power Saturn Pvt Ltd (India)
25. Azure Power Uranus Pvt Ltd (India)
26. Azure Power Venus Pvt Ltd (India)
27. Azure Power Mercury Pvt Ltd (India)
28. Azure Power Thirty Six Pvt Ltd (India)
29. Azure Power Thirty Seven Pvt Ltd (India)
30. Azure Power Thirty Eight Pvt Ltd (India)
31. Azure Power Earth Pvt Ltd (India)
32. Azure Power Forty Four Pvt Ltd (India)

33. Azure Power Thirty Three Pvt Ltd (India)
34. Azure Power Thirty Four Pvt Ltd (India)
35. Azure Power Thirty Five Pvt Ltd (India)
36. Azure Power Thirty Nine Pvt Ltd (India)
37. Azure Power Forty Pvt Ltd (India)
38. Azure Power Forty One Pvt Ltd (India)
39. Azure Power Forty Two Pvt Ltd (India)
40. Azure Power Forty Three Pvt Ltd (India)
41. Azure Power Forty Five Pvt Ltd (India)
42. Azure Power Forty Six Pvt Ltd (India)
43. Azure Power Forty Seven Pvt Ltd (India)
44. Azure Power Forty Eight Pvt Ltd (India)
45. Azure Power Forty Nine Pvt Ltd (India)
46. Azure Power Fifty Pvt Ltd (India)
47. Azure Power US Inc. (USA)
48. Aster Power Inc. (USA)

Azure Power Rooftop Private Limited (India)

Azure Power Rooftop (GenCo.) Pvt Ltd (India)

1. Azure Power Rooftop One Pvt Ltd (India)
2. Azure Power Rooftop Two Pvt Ltd (India)
3. Azure Power Rooftop Three Pvt Ltd (India)
4. Azure Power Rooftop Four Pvt Ltd (India)
5. Azure Power Rooftop Five Pvt Ltd (India)
6. Azure Power Rooftop Six Pvt Ltd (India)
7. Azure Power Rooftop Seven Pvt Ltd (India)